Exhibit 4(a)

SUPPLEMENTAL INDENTURE NO. 5

BETWEEN

AMERICAN ELECTRIC POWER COMPANY, INC.

AND

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
TRUSTEE

DATED AS OF June 2, 2023

5.699% JUNIOR SUBORDINATED DEBENTURES DUE 2025

#3057996v3

TABLE OF CONTENTS
i

#3057996v3

Exhibits

Exhibit A	Form of Debenture and the Trustee’s Certificate of Authentication

ii

#3057996v3

SUPPLEMENTAL INDENTURE NO. 5
THIS SUPPLEMENTAL INDENTURE NO. 5, dated as of June 2, 2023 (this “Supplemental Indenture No. 5”), is between AMERICAN ELECTRIC POWER COMPANY, INC., a New York corporation, having its principal office at 1 Riverside Plaza, Columbus, Ohio 43215 (the “Company”), and The Bank of New York Mellon Trust Company, N.A., as trustee of the Securities established by this Supplemental Indenture No. 5, having a Corporate Trust Office at 2 North LaSalle Street, Suite 700, Chicago, Illinois 60602 (herein called the “Trustee”).
WHEREAS, the Company has heretofore entered into a Junior Subordinated Indenture (the “Base Indenture”), dated as of March 1, 2008 between the Company and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”);
WHEREAS, the Base Indenture is incorporated herein by this reference and the Base Indenture, as supplemented and amended by the Supplemental Indenture No. 2, dated as of August 14, 2020, between the Company and the Trustee (the “Supplemental Indenture No. 2”), as supplemented and amended by this Supplemental Indenture No. 5, and as may be hereafter supplemented or amended from time to time in accordance herewith and therewith, is herein called the “Indenture”;
WHEREAS, under the Base Indenture, certain terms of a series of Securities may at any time be modified in accordance with the provisions of the Base Indenture and the terms of such series may be described by a supplemental indenture executed by the Company and the Trustee;
WHEREAS, the Company proposes to modify certain terms of 1.30% Junior Subordinated Debentures due 2025 as set forth in this Supplemental Indenture No. 5;
WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture No. 5 and all requirements necessary to make this Supplemental Indenture No. 5 a valid instrument in accordance with its terms, and to make the Debentures, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed, and the execution and delivery of this Supplemental Indenture No. 5 has been duly authorized in all respects;
NOW, THEREFORE, in consideration of the purchase and acceptance of the Debentures by the Holders, and for the purpose of setting forth, as provided in the Base Indenture, the form and substance of the Debentures and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:
ARTICLE 1
DEFINITIONS
Section 1.0aDefinition of Terms. For all purposes of this Supplemental Indenture No. 5, except as otherwise expressly provided or unless the context otherwise requires:
(i)the capitalized terms not otherwise defined herein shall have the meanings set forth in the Base Indenture or, if not defined in the Base Indenture, in the Purchase Contract and Pledge Agreement;
(ii)the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;
(iii)all other terms used herein which are defined in the Trust Indenture Act of 1939, as amended, whether directly or by reference therein, have the meanings assigned to them therein;
(iv)a reference to a Section or Article is to a Section or Article of this Supplemental Indenture No. 5 unless otherwise stated;

#3057996v3

(v)the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Supplemental Indenture No. 5 as a whole and not to any particular Article, Section or other subdivision;
(vi)headings are for convenience of reference only and do not affect interpretation;
“Applicable Law” has the meaning set forth in Section 11.02.
“Business Day” means any day, other than a Saturday or Sunday, which is not a day on which banking institutions or trust companies in New York, New York are generally authorized or required by law, regulation or executive order to remain closed.
“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) shares issued by that Person.
“Code” has the meaning set forth in Section 11.02.
“Corporate Trust Office of the Trustee” means the office of the Trustee at which at any particular time its corporate trust business with respect to the Securities herein described shall be principally administered, which office at the date of original execution of this Supplemental Indenture No. 5 is located at 2 North LaSalle Street, 7th Floor, Chicago, Illinois 60602, Attention: Corporate Trust Administration.
“Coupon Rate” has the meaning set forth in Section 2.05.
“Debentures” shall have the meaning specified in Section 2.01.
“Global Debenture” shall have the meaning set forth in Section 2.04.
“Holder” means the Person in whose name at the time a particular Debenture is registered on the books of the Trustee kept for that purpose.
“Increased Principal Amount” shall have the meaning set forth in Section 2.09.
“Interest Payment” means, with respect to any Interest Payment Date, the interest payment on the Debentures due on such Interest Payment Date.
“Interest Payment Date” shall have the meaning set forth in Section 2.05.
“Original Issue Date” means August 14, 2020 or, in the case of Debentures issued in connection with any exercise by the underwriters of their option to purchase additional Corporate Units as set forth in the Underwriting Agreement, the date on which such Debentures are issued.
“Pledged Debenture” shall have the meaning set forth in Section 2.09.
“Purchase Contract and Pledge Agreement” means the Purchase Contract and Pledge Agreement, dated as of August 14, 2020, between the Company and The Bank of New York Mellon Trust Company, N.A., as Purchase Contract Agent, collateral agent, custodial agent and securities intermediary, as amended from time to time.
“Regular Record Date” means, with respect to any Interest Payment Date for the Debentures, the thirtieth day of the calendar month immediately preceding the calendar month in which the applicable Interest Payment Date falls (or, if such day is not a Business Day, the next preceding Business Day); provided that the Regular Record Date shall be the close of business on (i) the Business Day immediately preceding the applicable Interest Payment Date so long as all of the Debentures are held by a securities

#3057996v3

depository in book-entry form, or (ii) a Business Day selected by the Company which shall be at least one Business Day immediately preceding the applicable Interest Payment Date but no more than 60 Business Days prior to the applicable Interest Payment Date if any of the Debentures are not held by a securities depository in book-entry form.
“Stated Maturity” shall have the meaning specified in Section 2.02.
“Subjected Debenture” shall have the meaning specified in Section 2.09.
“Successor Person” shall have the meaning specified in Section 10.01.
The terms “Company,” “Trustee,” “Base Indenture,” and “Indenture” shall have the respective meanings set forth in the recitals to this Supplemental Indenture No. 5.
ARTICLE 2
GENERAL TERMS AND CONDITIONS OF THE DEBENTURES
Section 1.0aDesignation and Principal Amount. There is hereby authorized a series of Securities, designated the “5.699% Junior Subordinated Debentures due 2025,” (the “Debentures”) in the initial aggregate principal amount of $850,000,000, which amount shall be set forth in any written orders of the Company for the authentication and delivery of Debentures pursuant to Section 301 of the Base Indenture and Section 6.01 hereof. For the avoidance of doubt, no additional Debentures may be issued following the Original Issue Date, except as expressly set forth in the first sentence of this Section 2.01.
Section 1.0bStated Maturity. The “Stated Maturity” of the Debentures is August 15, 2025. For the avoidance of doubt, with respect to the Debentures, the term “Stated Maturity” refers only to the date on which principal is due and payable as set forth in this Section 2.02.
Section 1.0cForm and Payment; Minimum Transfer Restriction.
(i)Except as provided in Section 2.04, the Debentures shall be issued in fully registered definitive form without coupons. All Debentures shall have identical terms. Principal of the Debentures will be payable (subject to the last sentence of this Section 2.03(a)), the transfer of such Debentures will be registrable, and such Debentures will be exchangeable for Debentures of a like aggregate principal amount bearing identical terms and provisions, at the Corporate Trust Office of the Trustee; provided, however, that, except as otherwise provided in the form of Debenture attached hereto as Exhibit A, payment of interest will be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or, if such Person so requests and designates an account in writing to the Trustee at least five Business Days prior to the relevant Interest Payment Date, by wire transfer to such account, and provided, further, that the Company, in its discretion may remove the Paying Agent and may appoint one or more additional Paying Agents (including the Company or any of its affiliates). Payments with respect to any Global Debenture will be made by wire transfer to the Depository or in accordance with any other applicable procedures of the Depository.
(ii)The Debentures shall be issuable in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.
Section 1.0dExchange and Registration of Transfer of Debentures; Restrictions on Transfers; Depositary. Debentures corresponding to Applicable Ownership Interests in Debentures that are no longer a component of the Corporate Units and are released from the Collateral Account will be initially issued in permanent global form (a “Global Debenture”), and if issued as one or more Global Debentures, the Depository shall be The Depository Trust Company or such other depository that is a clearing agency registered under Section 17A of the Exchange Act as any officer of the Company may from time to time designate.
Section 1.0eInterest.

#3057996v3

(i)Interest on the Debentures shall be payable semi-annually in arrears on February 15 and August 15 of each year (an “Interest Payment Date”), commencing August 15, 2023 until maturity. The Debentures will bear interest at the rate of 5.699% per year (the “Coupon Rate”), effective on and after June 2, 2023.
(ii)The first Interest Payment Date will be August 15, 2023 and such interest payment will include interest accrued at the Coupon Rate from, and including June 2, 2023 to, but excluding, such Interest Payment Date.
(iii)Following the First Interest Payment Date described in this Section 2.05, interest on each Debenture will accrue from and including the last Interest Payment Date on which the Company has paid, or duly provided for the payment of, interest on that Debenture to, but excluding, the next succeeding Interest Payment Date. No interest will accrue on a Debenture for the day that the Debenture matures. The amount of interest payable for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of interest payable for any period shorter than a full semi-annual period for which interest is computed will be computed on the basis of the number of days in the period using 30-day calendar months.
(iv)Subsequent to the date of this Agreement, Section 307 of the Base Indenture shall not apply with respect to the Debentures, and any reference in the Base Indenture to such provision shall, for purposes of the Debentures, be deemed to refer instead to this Section 2.05.
Section 1.0fEvents of Default.
Any Event of Default as defined in the Base Indenture shall be an Event of Default with respect to the Debentures; provided that the nonpayment of interest for so long as and to the extent that interest is permitted to be deferred pursuant to Article IV herein shall not be deemed to be a default in the payment of interest for the purposes of Article VIII of the Base Indenture and shall not otherwise be deemed an Event of Default with respect to the Debentures.
Section 1.0gNo Defeasance. Prior to the Purchase Contract Settlement Date, the provisions of Section 701 of the Base Indenture shall not apply to the Debentures.
Section 1.0hNo Sinking Fund or Repayment at Option of the Holder. The Debentures shall not be subject to any sinking fund or analogous provision and, except in the case of the Put Right, shall not be repayable at the option of a Holder thereof prior to the Stated Maturity.
Section 1.0iReserved.
Section 1.jNo Additional Amounts. The Company will not pay any additional amounts to any Holder in respect of any tax, assessment or governmental charge.
Section 1.kReserved.
Section 1.lReserved.
Section 1.mReserved.
Section 1.nReserved.
Section 1.oRanking; Subordination. For the avoidance of doubt, the Debentures shall rank on a parity with all Securities of other series issued under the Base Indenture, as well as the CAP Obligations.

#3057996v3

ARTICLE 3
RESERVED
ARTICLE 4
RESERVED
ARTICLE 5
FORM OF DEBENTURE
Section 1.0aForm of Debenture. The Debentures and the Trustee’s Certificate of Authentication to be endorsed thereon are to be substantially in the form attached hereto as Exhibit A.
ARTICLE 6
REMARKETING OF DEBENTURES
Section 1.0aRemarketing of Debentures. This is a remarketing of an aggregate principal amount of $850,000,000 of the Debentures, pursuant to Section 9.02 of Supplemental Indenture No. 2 and Section 5.02 of the Purchase Contract and Pledge Agreement, and said Debentures may be executed by the Company and delivered to the Trustee for authentication by it, and the Trustee shall thereupon authenticate and deliver said Debentures to or upon the written order of the Company, signed by any Officer of the Company, without any further corporate action by the Company.
ARTICLE 7
RESERVED
ARTICLE 8
SUPPLEMENTAL INDENTURE
Section 1.0aSupplemental Indenture without Consent of Holders. Without the consent of any Holders, the Company and the Trustee may from time to time, and at any time enter into an indenture or indentures supplemental hereto to amend the Indenture and the Debentures, in form satisfactory to the Trustee (which shall comply with the provisions of the Trust Indenture Act as then in effect), for any purpose set out in the Base Indenture and, in addition, for any one or more of the following purposes:
(i)following the Purchase Contract Settlement Date, to supplement any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of the Debentures pursuant to Section 701 of the Base Indenture, provided that any such action shall not adversely affect the interests of any Holder in any material respect;
(ii)to modify Section 2.15 hereof in a manner not materially adverse to the rights of the Holders, it being understood that any modification of the terms of the Debentures permitted pursuant to Section 9.04 in connection with a Remarketing that is made in accordance with the terms of the Indenture may be made without the consent of any Holders of the Debentures; or
(iii)to amend the Debentures, the Base Indenture (insofar as it relates to the Debentures) and the Indenture to conform the provisions thereof or hereof to the descriptions thereof or hereof contained in the preliminary prospectus supplement dated May 31, 2023 for the Debentures, as supplemented by any free writing prospectus used in connection with the remarketing of the Debentures, under the section entitled “Specific Terms of the Remarketed Debentures.”
The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, mortgage, pledge or assignment of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under the Indenture or otherwise.

#3057996v3

Any supplemental indenture authorized by the provisions of this Section may be executed by the Company and the Trustee without the consent of the Holders of any of the Debentures at the time outstanding, notwithstanding any of the provisions of Section 1202 of the Base Indenture.
Section 1201 of the Base Indenture shall apply, as amended, with respect to the Debentures, and any reference in the Base Indenture to such provision shall, for purposes of the Debentures, be deemed to refer to such provision as amended by this Section 8.01.
Section 1.0bSupplemental Indenture with Consent of Holders. With the consent of the Holders of not less than a majority in the principal amount of Debentures then outstanding (except as otherwise provided in Section 1202 of the Base Indenture), the Company, when authorized by a Resolution of the Company, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto or to the Base Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Base Indenture or this Supplemental Indenture No. 5 or of modifying in any manner the rights of the Holders of the Debentures; provided, however, that, in addition to the restrictions set forth in the proviso contained in Section 1202 of the Base Indenture (which shall apply to this Section 8.02, mutatis mutandis), no supplemental indenture may without the consent of the Holders of each outstanding Debenture directly affected thereby: modify Section 2.15 hereof in a manner materially adverse to the rights of the Holders, it being understood that any modification of the terms of the Debentures permitted pursuant to Section 9.04 in connection with a Remarketing that is made in accordance with the terms of the Indenture may be made without the consent of any Holders of the Debentures. Section 1202 of the Base Indenture shall apply, as amended, with respect to the Debentures, and any reference in the Base Indenture to such provision shall, for purposes of the Debentures, be deemed to refer to this Section 8.02.
ARTICLE 9
RESERVED
ARTICLE 10
RESERVED
ARTICLE 11
TAX TREATMENT
    Section 11.01    Tax Treatment. The Company agrees, and by acceptance of a Debenture, each Holder (or owner of a beneficial interest in such Debenture) will be deemed to have agreed for U.S. federal, state and local income tax purposes (unless otherwise required by any taxing authority) (a) to treat the Debentures as indebtedness that are contingent payment debt instruments (as that term is used in U.S. Treasury Regulations Section 1.1275-4), (b) to be bound by the Company’s determination of the comparable yield and projected payment schedule with respect to the Debentures and (c) in all events not to take any position for U.S. federal, state or local income tax purposes that is inconsistent with or contrary to the above covenants.
    Section 11.02    FATCA. The Company agrees (i) to provide the Trustee, Purchase Contract Agent and the Collateral Agent with such reasonable information as it has in its possession to enable the Trustee, Purchase Contract Agent and the Collateral Agent to determine whether any payments pursuant to the Indenture are subject to the withholding requirements described in Section 1471(b) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or otherwise imposed pursuant to Sections 1471 through 1474 of the Code and any regulations, or agreements thereunder or official interpretations thereof (“Applicable Law”), and (ii) that the Trustee, Purchase Contract Agent and the Collateral Agent shall be entitled to make any withholding or deduction from payments under the Indenture to the extent necessary to comply with Applicable Law, for which the Trustee, Purchase Contract Agent and the Collateral Agent shall not have any liability.

#3057996v3

ARTICLE 12
THE TRUSTEE
Section 1.0aReserved.
Section 1.0bReserved.
Section 1.0cReserved. Concerning the Trustee. The Trustee does not assume any duties, responsibilities or liabilities by reason of this Supplemental Indenture No. 5 other than as set forth in the Base Indenture or as expressly set forth herein and, in carrying out its responsibilities hereunder, shall have all of the rights, powers, privileges, protections, duties and immunities which it possesses under the Base Indenture.
Section 1.0dPatriot Act Requirements of Trustee. The parties hereto acknowledge that in order to help the United States government fight the funding of terrorism and money laundering activities, pursuant to Federal regulations that became effective on October 1, 2003 (Section 326 of the USA PATRIOT Act) all financial institutions are required to obtain, verify, record and update information that identifies each person establishing a relationship or opening an account. The parties to this Supplemental Indenture No. 5 agree that they will provide to the Trustee such information as it may request, from time to time, in order for the Trustee to satisfy the requirements of the USA PATRIOT Act, including but not limited to the name, address, tax identification number and other information that will allow it to identify the individual or entity who is establishing the relationship or opening the account and may also ask for formation documents such as articles of incorporation or other identifying documents to be provided.
Section 1.0eNotice upon Trustee. Any notice, direction, request, demand, consent or waiver by the Company or any Holder to or upon the Trustee, registrar or Paying Agent for the Debentures shall be deemed to have been sufficiently given, made or filed, for all purposes, if given, made or filed in writing at the Corporate Trust Office of the Trustee.
Section 1.0fAmendment to Section 903(l) of the Base Indenture. Section 903(l) of the Base Indenture is amended and restated in its entirety as follows:
“(l) in no event shall the Trustee be responsible or liable for special, indirect, punitive, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.”
Section 1.0gAmendment to Section 1002 of the Base Indenture. Section 1002 of the Base Indenture is amended and restated in its entirety as follows:
“The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the time and in the manner provided pursuant thereto. Reports so required to be transmitted at stated intervals of not more than 12 months shall be transmitted no later than May 15 in each calendar year with respect to the 12-month period ending on the next preceding May 15, commencing May 15, 2008. A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when any Securities are listed on or delisted from any stock exchange.
The Company shall file with the Trustee (within thirty (30) days after filing with the Commission in the case of reports that pursuant to the Trust Indenture Act must be filed with the Commission and furnished to the Trustee) and transmit to the Holders, such information, reports and other documents, if any, at such times and in such manner, as shall be required by the Trust Indenture Act.

#3057996v3

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt thereof shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on the Officers’ Certificates).”
Section 1.0hAmendment to Section 902 of the Base Indenture. Section 902 of the Base Indenture is amended and restated in its entirety as follows:
“The Trustee shall give notice of any default hereunder with respect to the Securities of any series to the Holders of such series, in the manner and to the extent required to do so by the Trust Indenture Act, within 30 days after the occurrence of any default by the Company hereunder of which a Responsible Officer of the Trustee has received written notice at its Corporate Trust Office specifying the series of Securities, unless such default shall have been cured or waived; provided, however, that in the case of any default of the character specified in Section 801(c), no such notice to Holders shall be given until at least 90 days after the occurrence thereof. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time, or both, would become, an Event of Default with respect to the Securities of such series.”
ARTICLE 13
MISCELLANEOUS
Section 1.0aRatification of Indenture; Supplemental Indenture No. 5 Controls. The Base Indenture, as supplemented and (solely for purposes of the Debentures) amended by this Supplemental Indenture No. 5, is in all respects ratified and confirmed, and this Supplemental Indenture No. 5 shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided. The provisions of this Supplemental Indenture No. 5 shall supersede the provisions of the Base Indenture to the extent the Base Indenture is inconsistent herewith with respect to the Debentures only.
Section 1.0bRecitals. The recitals herein contained are made by the Company only and not by the Trustee, and the Trustee does not assume any responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture No. 5. All of the provisions contained in the Base Indenture in respect of the rights, powers, privileges, protections, duties and immunities of the Trustee shall be applicable in respect of the Debentures and of this Supplemental Indenture No. 5 as fully and with like effect as if set forth herein in full.
Section 1.0cAmendment to Section 112 of the Base Indenture. Section 112 of the Base Indenture is amended and restated in its entirety as follows:
“This Indenture and the Securities shall be governed by and construed in accordance with the law of the State of New York (including without limitation Section 5-1401 of the New York General Obligations Law or any successor to such statute), except to the extent that the Trust Indenture Act shall be applicable.
The Company agrees that any suit, action or proceeding against the Company brought by any Holder or the Trustee arising out of or based upon this Indenture or the Securities may be instituted in any state or the federal court in the Borough of Manhattan, New York, New York, and any appellate court from any thereof, and the Company irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection to any suit, action or proceeding that may be brought in connection with this Indenture or any Security, including such actions, suits or proceedings relation to securities laws of the United States of America or any state thereof, in such courts whether on the grounds of venue, residence or domicile or on the

#3057996v3

ground that any such suit, action or proceeding has been brought in an inconvenient forum.”
Section 1.0dSeparability. In case any one or more of the provisions contained in this Supplemental Indenture No. 5 or in the Debentures shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture No. 5 or of the Debentures, but this Supplemental Indenture No. 5 and the Debentures shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.
Section 1.0eCounterparts. This Supplemental Indenture No. 5 may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. This Supplemental Indenture No. 5 and any ancillary documents may be signed by manual, facsimile or electronic signature, provided any electronic signature is a true representation of the signer’s actual signature.
[Signatures begin next page]

#3057996v3

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 5 to be duly executed as of the date first above written.

AMERICAN ELECTRIC POWER COMPANY, INC.

By: /s/ Renee V. Hawkins
Name: Renee V. Hawkins
Title: Assistant Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By: /s/ Ann Dolezal
Name: Ann Dolezal
Title: Vice President

Signature Page
Supplemental Indenture No. 5

#3057996v3

EXHIBIT A
FORM OF
5.699% JUNIOR SUBORDINATED DEBENTURE DUE 2025
[THIS DEBENTURE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE, AMOUNT OF OID, ISSUE DATE, YIELD TO MATURITY, COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE OF THIS DEBENTURE MAY BE OBTAINED AT ANY TIME BEGINNING NO LATER THAN 10 DAYS AFTER THE DATE HEREOF BY WRITING TO: AMERICAN ELECTRIC POWER COMPANY, INC., 1 RIVERSIDE PLAZA, COLUMBUS, OHIO, 43215, ATTENTION: TREASURER.]1
[THIS DEBENTURE IS A GLOBAL DEBENTURE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS DEBENTURE IS EXCHANGEABLE FOR DEBENTURES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS DEBENTURE (OTHER THAN A TRANSFER OF THIS DEBENTURE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.]2
[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY DEBENTURE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]3
THE DEBENTURES EVIDENCED HEREBY WILL BE ISSUED, AND MAY BE TRANSFERRED, ONLY IN DENOMINATIONS OF $1,000 AND ANY GREATER INTEGRAL MULTIPLE OF $1,000, EXCEPT AS PROVIDED IN SUPPLEMENTAL INDENTURE NO. 5. ANY ATTEMPTED TRANSFER, SALE OR OTHER DISPOSITION OF DEBENTURES IN A DENOMINATION OF DEBENTURES IN A DENOMINATION OF LESS THAN $1,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER EXCEPT AS PROVIDED IN SUPPLEMENTAL INDENTURE NO. 5. ANY SUCH TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH DEBENTURES FOR ANY PURPOSE, INCLUDING BUT NOT LIMITED TO THE RECEIPT OF PAYMENTS IN RESPECT OF SUCH DEBENTURES, AND SUCH TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH DEBENTURES.

* Insert in Global Debentures.
* Insert in Global Debentures.
* Insert in Global Debentures.

#3057996v3

AMERICAN ELECTRIC POWER COMPANY, INC.
$850,000,000
5.699% JUNIOR SUBORDINATED DEBENTURES DUE 2025
Dated: June 2, 2023
NUMBER [ ]    [CUSIP NO: 02557T AD1]4
Registered Holder:     [ISIN NO: US02557TAD19]5*
AMERICAN ELECTRIC POWER COMPANY, INC., a corporation duly organized and existing under the laws of the state of New York (herein referred to as the “Company,” which term includes any successor person under the Indenture hereinafter referred to), for value received, hereby promises to pay to the Registered Holder named above, the principal sum [of [●] Dollars]6 [specified in the Schedule of Increases or Decreases in Debentures annexed hereto]7 on August 15, 2025 (the “Stated Maturity”), and to pay interest thereon at the rate of 5.699% per annum, such interest to accrue from June 2, 2023. Interest on this Debenture is payable semi-annually in arrears on each February 15 and August 15, commencing on August 15, 2023 (the “Interest Payment Dates”), until the principal thereof is paid or made available for payment.
The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months, and with respect to any period less than a full calendar month, on the basis of the actual number of days elapsed during the period. The interest so payable on an Interest Payment Date will be paid to the Person in whose name this Debenture is registered, at the close of business on the Regular Record Date next preceding such Interest Payment Date; provided that interest payable at Stated Maturity will be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for, and that is not deferred as described below, will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid (i) to the Person in whose name this Debenture (or any Debenture issued upon registration of transfer or exchange thereof) is registered at the close of business on the record date for the payment of such defaulted interest established in accordance with Section 307 of the Base Indenture or (ii) at any time in any other lawful manner not inconsistent with the requirements of the securities exchange, if any, on which the Debenture may be listed, and upon such notice as may be required by such exchange. The “Regular Record Date” with respect to any Interest Payment Date for the Debentures, will be the thirtieth day of the calendar month immediately preceding the calendar month in which the applicable Interest Payment Date falls (or, if such day is not a Business Day, the next preceding Business Day); provided that the Regular Record Date shall be the close of business on (i) the Business Day immediately preceding the applicable Interest Payment Date so long as all of the Debentures are held by a securities depository in book-entry form, or (ii) a Business Day selected by the Company which shall be at least one Business Day immediately preceding the applicable Interest Payment Date but no more than 60 Business Days prior to the applicable Interest Payment Date if any of the Debentures are not held by a securities depository in book-entry form.
If an Interest Payment Date or the Stated Maturity of the Debentures or the date (if any) on which the Company is required to purchase the Debentures falls on a day that is not a Business Day, the applicable payment will be made on the next succeeding Business Day, and no interest shall accrue or be paid in respect of such delay.
This Debenture may be presented for payment of principal and interest at the office of the Paying Agent, in the Borough of Manhattan, City and State of New York; provided, however, that at the option of the Company, interest on this Debenture may be paid by check mailed to the address of the Person entitled thereto, as the address shall appear on the Security Register, or by a wire transfer to an account designated
** Insert in Global Debentures.
** Insert in Global Debentures.
*** Insert in Debentures other than Global Debentures.
* Insert in Global Debentures.

#3057996v3

by the Person entitled thereto. Payment of the principal and interest on this Debenture shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
The indebtedness of the Company evidenced by this Debenture, including the principal hereof and interest hereon, is, to the extent and in the manner set forth in the Indenture, subordinate and junior in right of payment to the Company’s obligations to Holders of Senior Indebtedness of the Company and each Holder of this Debenture, by acceptance hereof, agrees to and shall be bound by such provisions of the Indenture and all other provisions of the Indenture.
Reference is hereby made to the further provisions of this Debenture set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
In the event of any inconsistency between the provisions of this Debenture and the provisions of the Indenture, the provisions of the Indenture shall govern and control.
This Debenture shall not be entitled to any benefit under the Indenture, or be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by manual, facsimile or electronic signature (provided any electronic signature is a true representation of the signer’s actual signature) by an authorized signatory of the Trustee under the Indenture.

#3057996v3

IN WITNESS WHEREOF, AMERICAN ELECTRIC POWER COMPANY, INC. has caused this instrument to be duly executed.
Dated:

AMERICAN ELECTRIC POWER COMPANY, INC.

By:
Name:
Title:

#3057996v3

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Securities, of the series designated herein, referred to in the within-mentioned Indenture.
Dated:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Name:
Title:

#3057996v3

REVERSE OF DEBENTURE
This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued pursuant to the Junior Subordinated Indenture (the “Base Indenture”), dated as of March 1, 2008, between the Company and The Bank of New York Mellon Trust Company, N.A., as supplemented and amended by Supplemental Indenture No. 2 (“Supplemental Indenture No. 2”), dated as of August 14, 2020, and as further supplemented by Supplemental Indenture No. 5 (“Supplemental Indenture No. 5” and together with the Base Indenture and Supplemental Indenture No. 2, as it may be hereafter supplemented or amended from time to time, the “Indenture”), dated as of June 2, 2023, in each case, by and between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee of the Securities established thereby (herein called the “Trustee,” which term includes any successor trustee for the Debentures under the Indenture. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders (the word “Holder” or “Holders” meaning the registered holder or registered holders) of the Debentures. This Security is one of the series designated on the face hereof (the “Debentures”) which is limited in aggregate principal amount to $850,000,000.
Capitalized terms used herein but not defined herein shall have the respective meanings assigned thereto in the Indenture.
The Debentures are not subject to the operation of any sinking fund and, except as set forth in Supplemental Indenture No. 5, are not repayable at the option of a Holder thereof prior to the Stated Maturity.
In the case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.
Prior to the Purchase Contract Settlement Date, the provisions of Section 701 of the Base Indenture shall not apply to the Debentures.
The Company will not pay any additional amounts to any Holder in respect of any tax, assessment or governmental charge.
The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debentures by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Debentures outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Debentures at the time outstanding, on behalf of the Holders of all outstanding Debentures, to waive compliance by the Company with certain provisions of the Indenture, and contains provisions permitting the Holders of specified percentages in principal amount in certain instances of the outstanding Debentures, to waive on behalf of all of the Holders of Debentures, certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture and of any Debenture issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debenture.
As provided in and subject to the provisions of the Indenture, no Holder of Debentures shall have any right by virtue or by availing of any provision of the Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to the Indenture or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless such holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as provided in the Indenture, and unless also the Holders of not less than a majority in principal amount of all the Securities

#3057996v3

at the time outstanding (considered as one class) shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee under the Indenture and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 812 of the Base Indenture; it being understood and intended, and being expressly covenanted by the taker and Holder of every Debenture with every other taker and Holder and the Trustee, that no one or more Holders of Debentures shall have any right in any manner whatever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of the Holders of any other of such Securities, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under the Indenture, except in the manner therein provided and for the equal, ratable and common benefit of all Holders of Securities. For the protection and enforcement of the provisions of Section 807 of the Base Indenture, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.
Nothing contained in the Indenture is intended to or shall impair, as between the Company and the Holders of the Debentures, the obligation of the Company, which is absolute and unconditional, to pay to such Holders the principal of and interest on such Debentures when, where and as the same shall become due and payable, all in accordance with the terms of the Debentures, or is intended to or shall affect the relative rights of such Holders and creditors of the Company other than the holders of the Senior Indebtedness of the Company, nor shall anything herein or therein prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under the Indenture, subject to the rights, if any, under Article XIV of the Base Indenture of the holders of Senior Indebtedness of the Company in respect of cash, property, or securities of the Company received upon the exercise of any such remedy.
As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Debenture may be registered on the Security Register upon surrender of this Debenture for registration of transfer at the offices maintained by the Company or its agent for such purpose, duly endorsed by the Holder hereof or his attorney duly authorized in writing, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities registrar duly executed by the Holder hereof or his attorney duly authorized in writing, but without payment of any charge other than a sum sufficient to reimburse the Company for any tax or other governmental charge incident thereto. Upon any such registration of transfer, a new Debenture or Debentures of authorized denomination or denominations for the same aggregate principal amount will be issued to the transferee in exchange herefor.
No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.
Unless and until such Global Debentures are exchanged for Debentures in certificated form, Global Debentures may be transferred, in whole but not in part, and any payments on the Debentures shall be made, only to the Depository or a nominee of the Depository, or to a successor Depository selected or approved by the Company or to a nominee of such successor Depository.
Prior to due presentment for registration of transfer of this Debenture, the Company, the Trustee, and any agent of the Company or the Trustee may deem and treat the person in whose name this Debenture shall be registered upon the Security Register of this series as the absolute owner of this Debenture (whether or not this Debenture shall be overdue and notwithstanding any notation of ownership or other writing hereon) for the purpose of receiving payment of or on account of the principal hereof and, subject to the provisions on the face hereof, interest due hereon and for all other purposes; and neither the Company nor the Trustee nor any such agent shall be affected by any notice to the contrary.

#3057996v3

No recourse shall be had for the payment of the principal of or interest on this Debenture, or for any claim based hereon or otherwise in respect hereof, or based on or in respect of the Indenture, against any stockholder, officer, director or employee, as such, past, present or future, of the Company or of any successor person, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as a part of the consideration for the issue hereof, expressly waived and released.
This Debenture shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by, and construed in accordance with, the laws of said State.

#3057996v3

ASSIGNMENT
FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

(please insert Social Security or other identifying number of assignee)

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE the within Debenture and all rights thereunder, hereby irrevocably constituting and appointing agent to transfer said Debenture on the books of the Company, with full power of substitution in the premises.
Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.

#3057996v3

SCHEDULE OF INCREASES OR DECREASES IN THIS DEBENTURE
The initial principal amount of this Debenture is: $
Changes to Principal Amount of [Global] Debenture

Date	Principal Amount by which this Debenture is to be Decreased or Increased and the Reason for the Decrease or Increase	Remaining Principal Amount of this Debenture	Signature of Authorized Officer of Trustee

#3057996v3